NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer
ToddGarner@conmed.com

CONMED Corporation Announces Third Quarter 2025 Financial Results

Largo, Florida, November 5, 2025 – CONMED Corporation (NYSE: CNMD) today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

•Sales of $337.9 million increased 6.7% year-over-year as reported and 6.3% in constant currency.
•Domestic revenue increased 5.9% year-over-year.
•International revenue increased 7.8% year-over-year as reported and 6.8% in constant currency.
•Diluted net earnings per share (GAAP) were $0.09, compared to diluted net earnings per share (GAAP) of $1.57 in the third quarter of 2024.
•Adjusted diluted net earnings per share(1) were $1.08, compared to adjusted diluted net earnings per share of $1.05 in the third quarter of 2024.
•Subsequent to quarter end, the Board of Directors authorized a $150.0 million share repurchase program and suspended the quarterly cash dividend; the Company anticipates repurchasing at least $25.0 million in shares annually beginning in 2026.

"We are pleased with our third quarter performance, which reflects continued progress in strengthening our supply chain and strong execution across our core growth platforms,” commented Patrick J. Beyer, CONMED’s President and Chief Executive Officer. “We are building on this momentum in the fourth quarter and beyond, supported by our portfolio of best-in-class clinical solutions, operational discipline, and commitment to innovation.”

2025 Outlook

Based on current foreign currency exchange rates, the Company continues to expect revenue currency headwinds to be immaterial. As a result of the Company’s foreign currency expectations and its third quarter performance, full-year reported revenue is now expected to be between $1.365 billion and $1.372 billion, compared to the prior guidance range of between $1.356 billion and $1.378 billion.

The Company now expects full-year adjusted diluted net earnings per share(2) in the range of $4.48 to $4.53, with foreign currency estimated to be a headwind of approximately 10 cents. This is compared to its prior range of $4.40 to $4.55, with foreign currency then estimated to be a headwind of approximately 10 cents.

This updated guidance includes the effects of recent tariff announcements, which the Company estimates would result in a negative impact to EPS of approximately $0.07 in the fourth quarter of 2025.

Share Repurchase Authorization and Suspension of Dividend Payments

Effective October 31, 2025, CONMED’s Board of Directors authorized a $150.0 million share repurchase program (the “Modified Program”), which modified its prior $200.0 million share repurchase program (the “Prior Program”), under which $37.4 million had remained available for repurchases prior to the establishment of the Modified Program. With the decision to extend the share repurchase program, the Board of Directors suspended the Company’s quarterly cash dividend. The Company expects to repurchase at least $25.0 million in shares annually beginning in 2026.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) Information reconciling forward-looking adjusted diluted net earnings per share to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its third quarter 2025 results.

To participate in the conference call via telephone, please click here to pre-register and obtain the dial-in number and passcode.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

Consolidated Condensed Statements of Income
(in thousands except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net sales	$337,926	$316,701	$1,001,526	$961,071
Cost of sales	171,807	137,706	469,336	426,383
Gross profit	166,119	178,995	532,190	534,688
% of sales	49.2%	56.5%	53.1%	55.6%
Selling & administrative expense	140,339	99,730	425,207	345,611
Research & development expense	13,901	13,558	40,985	41,250
Income from operations	11,879	65,707	65,998	147,827
% of sales	3.5%	20.7%	6.6%	15.4%
Interest expense	7,606	9,252	23,716	28,440
Other expense	-	-	418	-
Income before income taxes	4,273	56,455	41,864	119,387
Provision for income taxes	1,414	7,471	11,548	20,719
Net income	$2,859	$48,984	$30,316	$98,668

Basic EPS	$0.09	$1.59	$0.98	$3.20
Diluted EPS	0.09	1.57	0.97	3.17

Basic shares	30,955	30,856	31,027	30,815
Diluted shares	31,050	31,112	31,145	31,148

Sales Summary
(in millions, unaudited)

	Three Months Ended September 30,
			% Change
						Domestic	International
	2025	2024	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$138.2	$130.5	5.9%	-0.6%	5.3%	5.5%	6.1%	-0.9%	5.2%
General Surgery	199.7	186.2	7.3%	-0.4%	6.9%	6.0%	10.4%	-1.2%	9.2%
	$337.9	$316.7	6.7%	-0.4%	6.3%	5.9%	7.8%	-1.0%	6.8%

Single-use Products	$289.2	$270.8	6.8%	-0.5%	6.3%	4.7%	9.9%	-1.1%	8.8%
Capital Products	48.7	45.9	6.3%	-0.3%	6.0%	15.3%	-1.6%	-0.6%	-2.2%
	$337.9	$316.7	6.7%	-0.4%	6.3%	5.9%	7.8%	-1.0%	6.8%

Domestic	$194.0	$183.2	5.9%	0.0%	5.9%
International	143.9	133.5	7.8%	-1.0%	6.8%
	$337.9	$316.7	6.7%	-0.4%	6.3%

	Nine Months Ended September 30,
			% Change
						Domestic	International
	2025	2024	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$417.2	$405.0	3.0%	0.3%	3.3%	0.8%	4.4%	0.5%	4.9%
General Surgery	584.3	556.1	5.1%	-0.1%	5.0%	5.7%	3.6%	-0.1%	3.5%
	$1,001.5	$961.1	4.2%	0.1%	4.3%	4.3%	4.1%	0.2%	4.3%

Single-use Products	$863.2	$814.8	5.9%	0.1%	6.0%	5.0%	7.3%	0.2%	7.5%
Capital Products	138.3	146.3	-5.5%	0.2%	-5.3%	-0.9%	-9.3%	0.3%	-9.0%
	$1,001.5	$961.1	4.2%	0.1%	4.3%	4.3%	4.1%	0.2%	4.3%

Domestic	$568.3	$545.0	4.3%	0.0%	4.3%
International	433.2	416.1	4.1%	0.2%	4.3%
	$1,001.5	$961.1	4.2%	0.1%	4.3%

Reconciliation of Reported Net Income to Adjusted Net Income
(in thousands, except per share amounts, unaudited)
Three Months Ended September 30, 2025
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$166,119	$140,339	$11,879	$7,606	$-	$1,414	33.1%	$2,859	$0.09
% of sales	49.2%	41.5%	3.5%
Product rationalization costs(1)	19,653	-	19,653	-	-	4,870		14,783
Operational optimization consulting fees(2)	3,729	(5,516)	9,245	-	-	2,291		6,954
Contingent consideration fair value adjustments(3)	-	(1,341)	1,341	-	-	332		1,009
Legal matters(4)	-	(319)	319	-	-	79		240
	$189,501	$133,163	$42,437	$7,606	$-	$8,986		$25,845
Adjusted gross profit %	56.1%
Amortization(5)	$1,500	(7,233)	8,733	(1,276)	-	2,438		7,571
As adjusted		$125,930	$51,170	$6,330	$-	$11,424	25.5%	$33,416	$1.08
% of sales		37.3%	15.1%

Three Months Ended September 30, 2024
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$178,995	$99,730	$65,707	$9,252	$-	$7,471	13.2%	$48,984	$1.57
% of sales	56.5%	31.5%	20.7%
Contingent consideration fair value adjustments(3)	-	27,049	(27,049)	-	-	(1,319)		(25,730)
Legal matters(4)	-	(1,885)	1,885	-	-	92		1,793
	$178,995	$124,894	$40,543	$9,252	$-	$6,244		$25,047
Adjusted gross profit %	56.5%
Amortization(5)	$1,500	(7,158)	8,658	(1,443)	-	2,440		7,661
As adjusted		$117,736	$49,201	$7,809	$-	$8,684	21.0%	$32,708	$1.05
% of sales		37.2%	15.5%

(1) In 2025, the Company wrote off inventory, equipment, tooling and patents related to the cancellation of planned new product lines and discontinuation of certain catalog numbers as a result of our operational optimization consultation and internal review.

(2) In 2025, the Company incurred costs related to the engagement of a consulting firm to evaluate and propose improvements to our manufacturing operations which are included in cost of sales. In addition, we incurred consulting fees related to operational optimization which are included in selling & administrative expense.

(3) In 2025 and 2024, the Company recorded income/(expense) related to the fair value adjustments of contingent consideration.
(4) In 2025 and 2024, the Company incurred costs for third party services pertaining to potential issues with certain royalty payments to surgeons involved in design teams.
(5) Includes amortization of intangible assets and deferred financing fees.

Reconciliation of Reported Net Income to Adjusted Net Income
(in thousands, except per share amounts, unaudited)
Nine Months Ended September 30, 2025
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$532,190	$425,207	$65,998	$23,716	$418	$11,548	27.6%	$30,316	$0.97
% of sales	53.1%	42.5%	6.6%
Product rationalization costs(1)	19,653	-	19,653	-	-	4,870		14,783
Operational optimization consulting fees(2)	12,262	(8,456)	20,718	-	-	4,045		16,673
Executive transition costs(3)	-	(12,165)	12,165	-	-	2,812		9,353
Legal matters(4)	-	(2,548)	2,548	-	-	453		2,095
Contingent consideration fair value adjustments(5)	-	(3,504)	3,504	-	-	1,046		2,458
Debt refinancing costs(6)	-	-	-	-	(418)	47		371
Gain on sale of product line(7)	-	354	(354)	-	-	(82)		(272)
	$564,105	$398,888	$124,232	$23,716	$-	$24,739		$75,777
Adjusted gross profit %	56.3%
Amortization(8)	$4,500	(21,597)	26,097	(4,107)	-	7,335		22,869
As adjusted		$377,291	$150,329	$19,609	$-	$32,074	24.5%	$98,646	$3.17
% of sales		37.7%	15.0%

Nine Months Ended September 30, 2024
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$534,688	$345,611	$147,827	$28,440	$-	$20,719	17.4%	$98,668	$3.17
% of sales	55.6%	36.0%	15.4%
Legal matters(4)	-	(4,566)	4,566	-	-	344		4,222
Contingent consideration fair value adjustments(5)	-	42,267	(42,267)	-	-	(2,650)		(39,617)
Restructuring and related costs(9)	235	(1,539)	1,774	-	-	255		1,519
Asset impairment costs(10)	1,414	-	1,414	-	-	203		1,211
Termination of distributor agreement(11)	-	970	(970)	-	-	(139)		(831)
	$536,337	$382,743	$112,344	$28,440	$-	$18,732		$65,172
Adjusted gross profit %	55.8%
Amortization(8)	$4,500	(21,466)	25,966	(4,256)	-	7,320		22,902
As adjusted		$361,277	$138,310	$24,184	$-	$26,052	22.8%	$88,074	$2.83
% of sales		37.6%	14.4%

(1) In 2025, the Company wrote off inventory, equipment, tooling and patents related to the cancellation of planned new product lines and discontinuation of certain catalog numbers as a result of our operational optimization consultation and internal review.

(2) In 2025, the Company incurred costs related to the engagement of a consulting firm to evaluate and propose improvements to our manufacturing operations which are included in cost of sales. In addition, we incurred consulting fees related to operational optimization which are included in selling & administrative expense.

(3) In 2025, the Company incurred cash and stock-based compensation costs related to advisory services provided by our former Chief Executive Officer.
(4) In 2025 and 2024, the Company incurred costs for third party services pertaining to potential issues with certain royalty payments to surgeons involved in design teams.
(5) In 2025 and 2024, the Company recorded income/(expense) related to the fair value adjustments of contingent consideration.
(6) In 2025, the Company incurred costs related to a loss on early extinguishment and third-party fees associated with the eighth amended and restated senior credit agreement.
(7) In 2025, the Company recognized a gain on the sale of a product line.
(8) Includes amortization of intangible assets and deferred financing fees.
(9) In 2024, the Company incurred severance costs related to the elimination of certain positions.
(10) In 2024, the Company wrote off inventory, tooling and equipment related to the cancellation of a planned new product line.
(11) In 2024, the Company recorded an accrual adjustment related to the previous termination of a distributor agreement.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net income	$2,859	$48,984	$30,316	$98,668
Provision for income taxes	1,414	7,471	11,548	20,719
Interest expense	7,606	9,252	23,716	28,440
Depreciation	4,376	4,195	13,077	12,406
Amortization	14,231	13,779	42,354	41,445
EBITDA	$30,486	$83,681	$121,011	$201,678

Stock based compensation	4,585	6,123	15,869	19,336
Product rationalization costs	19,653	-	19,653	-
Operational optimization consulting fees	9,245	-	20,718	-
Contingent consideration fair value adjustments	1,341	(27,049)	3,504	(42,267)
Legal matters	319	1,885	2,548	4,566
Debt refinancing costs	-	-	418	-
Executive transition costs	-	-	12,165	-
Gain on sale of product line	-	-	(354)	-
Restructuring and related costs	-	-	-	1,774
Asset impairment costs	-	-	-	1,414
Termination of distributor agreement	-	-	-	(970)
Adjusted EBITDA	$65,629	$64,640	$195,532	$185,531

EBITDA Margin
EBITDA	9.0%	26.4%	12.1%	21.0%
Adjusted EBITDA	19.4%	20.4%	19.5%	19.3%

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and associated conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2024, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under generally accepted accounting principles in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense; adjusted effective income tax rate; adjusted net income and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, other expense, income tax expense, effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

We are unable to present a quantitative reconciliation of our expected diluted net earnings per share to expected adjusted diluted net earnings per share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisition, integration and other charges. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our consolidated condensed statements of income.